Exhibit j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information and to the incorporation by reference of our report dated February 17, 2017 in the Registration Statement of Hartford Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 123 under the Securities Act of 1933 (Form N-1A No. 333-45431).

/s/Ernst & Young LLP

New York, New York

April 7th, 2017